                                                                 EXHIBIT 10.9(i)

                               THIRD AMENDMENT
                                    TO THE
                               CREDIT AGREEMENT

                        Dated as of September 30, 1998

     This THIRD AMENDMENT dated as of September 30, 1998 (this "Third Amendment") is between THE CENTRIS GROUP, INC., a Delaware corporation, formerly known as US Facilities Corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association, formerly known as Shawmut Bank Connecticut, N.A. and Fleet National Bank of Connecticut (the "Bank"),

     PRELIMINARY STATEMENTS. The Borrower and the Bank entered into a Credit Agreement dated as of December 20, 1994, which agreement was amended by a First Amendment dated as of March 29, 1996 and a Second Amendment dated as of July 1, 1996 (as amended the "Credit Agreement"). The Borrower has requested the Bank to amend the Credit Agreement to defer until December 31, 2002 the Mandatory Quarterly Commitment Reduction now required to occur on September 30, 1998. The Bank is agreeable to the Borrower's request.

     Accordingly, the Borrower and the Bank agree as follows:

     Section 1.  Amendments to the Credit Agreement.  Effective as of the
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effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

     Subsection (b) of Section 2.5 (Mandatory Quarterly Reduction of Commitment)
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of the Credit Agreement is replaced with the following:

          (b) Commencing on March 31, 1997 and continuing on each succeeding June 30, September 30 (except September 30, 1998), December 31 and March 31 thereafter until the Revolving Loan Termination Date, the Commitment of the Bank to make Revolving Loans shall be reduced automatically by the amounts set forth in the following table:


                                                        Mandatory Quarterly
                Period/Date                         Commitment/Principal Reduction
                -----------                         ---------------------------------
January 1, 1997 - December 31, 1997                               $625,000

January 1, 1998 - December 31, 1998                             $1,325,000
(no reduction shall be required on September 30, 1998)

January 1, 1999 - September 30, 2002                            $1,700,000

December 31, 2002                                               $3,025,000

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     Section 2. Conditions of Effectiveness. This Third Amendment shall become
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effective when, and only when, the Bank shall have received a counterpart of this Third Amendment executed by the Borrower and shall have additionally received, in form and substance satisfactory to the Bank:

     (a)     A certificate of a Senior Officer of the Borrower stating that:

             (i) the representations and warranties contained in Article 5 of the Credit Agreement are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

             (ii) no Event of Default or Default has occurred and is continuing or would result from the signing of this Third Amendment or the transactions contemplated thereby; and

             (iii) there has been no material adverse change in the financial condition, operations, Properties, business or business prospects of the Borrower and its Subsidiaries, if any, since December 31, 1997.

     (b) All information and documents relating to the Borrower, as the Bank may reasonably request, all in form and substance satisfactory to the Bank and its special counsel.

     Section 3. Representations and Warranties of the Borrower. The Borrower
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represents as follows:

     (a) The execution, delivery and performance by the Borrower of this Third Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders;
(ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgement, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any Subsidiary; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any Subsidiary is a party or by which it or its Properties may be bound; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Borrower.

     (b) No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person, including without limitation, the California or Massachusetts Insurance Commissioner, is required to authorize, or is required in connection with the execution, delivery and performance by the Borrower of, or the legality, validity, binding effect or enforceability of, this Third Amendment.

                                     - 2 -
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      (c)      This Third Amendment constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

      (d) No actions, suits or proceedings or investigations (other than routine examinations performed by insurance regulatory authorities) are pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, or any Property of any of them before any court, governmental agency or arbitrator, which if determined adversely to the Borrower or any Subsidiary would in any one case or in the aggregate, materially adversely affect the financial condition, operations, Properties, business or, to the knowledge of the Borrower, prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under the Credit Agreement, as amended by this Third Amendment.

      (e) No information, exhibit or report furnished in writing by or on behalf of the Borrower or any officer or director of the Borrower to the Bank in connection with the negotiation of, or pursuant to the terms of, this Third Amendment contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

      Section 4.  Reference to and Effect on the Credit Agreement.
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      (a)      Upon the effectiveness of this Third Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended thereby.

      (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

      (c) The execution, delivery and effectiveness of this Third Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

      Section 5.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
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demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                                      -3-




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     Section 6. Execution in Counterparts. This Third Amendment may be executed
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in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


     Section 7. Governing Law. This Third Amendment shall be governed by, and
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construed in accordance with, laws of the State of Connecticut.


     Section 8. Defined Terms. Capitalized terms used herein which are not
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expressly defined herein shall have the meanings ascribed to them in the Credit
Agreement.


     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE CENTRIS GROUP, INC.

                                    /s/    C.M. Caporale
                              By ---------------------------------
                                    Name:  C.M. Caporale
                                    Title: SVP, CFO & Treasurer


                              FLEET NATIONAL BANK

                                    /s/    D.A. Albenesi
                              By ---------------------------------
                                    Name:  D.A. Albenesi
                                    Title: Vice President